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                                                                   EXHIBIT 10.5

[REAL NETWORKS LOGO]



June 4, 1999

Global Media Corporation
83 Victoria Crescent
Nanaimo, British Columbia Canada V9R 5B9

Dear Michael Metcalfe:

This Amendment No. 1 is the first amendment to the letter agreement dated April 20, 1999 (the "Agreement"), by and between RealNetworks, Inc. ("RN"), and Global Media Corporation ("Customer").

The parties hereby amend Attachment A of the Agreement as follows:

1.   The following is inserted as new Section 1.1:

     1.1 PROJECT ACCELERATION BACKGROUND

     Based on recent activities in the marketplace and discussions between Global Media and RealNetworks, Global Media Corporation has requested that RealNetworks accelerate the current Global Media Broadcast Network Services project to be able to bring a product out quicker to market. RealNetworks has analyzed it's current project schedule and resource commitments and has identified a means to accelerate the schedule and delivery of product to allow Global Media to quickly sign up licensee's and increase their effectiveness in building a media portal solution for radio groups around the country.

2.   The following is inserted as new Section 3.5

     3.5 ACCELERATION SCOPE OF WORK

     RealNetworks proposes to accelerate the delivery of the live station experience by implementing a fast track, parallel prototype development effort with another team of software development engineers and experts managed by the RealNetworks Consulting group. This new prototype development effort is in addition to the existing project schedule and resources currently allocated to the project for the existing scheduled deliverables.

     The main deliverables from the accelerated live station prototype development includes the following two deliverables:

     Accelerated player system:
     -    Station Guide
     - A RealPlayer event renderer to Show ads and Station Information (pseudo synchronized with the audio stream)
     -    Static e-comm link
     -    Station Logo and Skin (5 samples will be developed by RealNetworks)

     Server/Backend System:
     -    Live station encoder, with Live Ad+Station Info stream
     - Station Manager (functional administrative interface of input of all station information)
     -    Guide Manager
     -    SMIL (and HTML) server.

     The team necessary for the deliverables above includes:
     2    Full time Software Development Engineers (C++, Win32)
     3    Web Developer (Javascript, server-side script, HTML)
     4    Flash/SMIL Developer
     5    Accelerated Team Software Project Manager (Half time, estimated)
     6    Part-time (overtime) of existing Lead Developers on original project


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     The development schedule is anticipated to occur in two phases.  The first phase will be completed within approximately six (6) weeks with the initial player and server/backend system. The second phase will be to provide technical support with a principal software development engineer for an additional two (2) weeks after phase 1. At the completion of this effort, the original effort of the Global Media Broadcast Network Services project will synchronize with the accelerated project team.

     The deployment of the player and server systems will be dependent on Global Media also accelerating their deployment of hardware, software, network and related equipment necessary for the new software to operate on. Likewise, this project schedule is dependent on the initial 25 radio stations selected by Global Media to have appropriate connectivity for signal acquisition and signal sourcing for the backend server system.

3.   The following is inserted as new Section 4.1:

     4.1 PROJECT ACCELERATION COST SUMMARY

     The costs for the accelerated project team proposed to Global Media for both phases of the development effort for both Phase 1 (initial six week effort) and Phase 2 (technical support for two weeks) deliverables over the next eight (8) weeks is $355,000.00. This is a fixed fee cost to rapidly prototype, develop and deploy the player and server/backend system on an accelerated effort, above and beyond the original scope of work as well as to provide basic technical support for this effort.

     The term of the project is anticipated to begin June 4, 1999 with first delivery of the player/server system by July 16, 1999. The completion of the accelerated project team deliverables is anticipated to be by the end of July/beginning of August, 1999.

     The payment schedule for the Project Acceleration services from RealNetworks Consulting are as follows:
     -    50% payable on July 16, 1999 (Phase 1 complete)
     -    50% payable at beginning of August (Phase 2 complete)

4. The payment schedule at the end of Section 4.0 is replaced in its entirety with the following payment schedule:

     The following outlines the payment schedule and deliverable milestones for all Deliverables:

[OMITTED CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SEC.]

     All other terms and conditions of the Agreement shall remain in full force and effect except as modified by this Amendment No. 1. In the event of any inconsistencies between this Amendment No. 1 and the Agreement, this Amendment No. 1 shall prevail.

     In witness whereof, the parties have caused this Amendment No. 1 to be executed on this ______________ day of June, 1999.

REALNETWORKS, INC.                           GLOBAL MEDIA CORPORATION.

By: /s/                                      By: /s/ MICHAEL METCALFE
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Title: VICE PRESIDENT                        Title: PRESIDENT
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Date: JUNE 4, 1999                           Date: 4 JUNE 99
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